Exhibit 10.1

LIMITED WAIVER AND SIXTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

(TERM LOAN AND REVOLVING LOAN)

This LIMITED WAIVER AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 1, 2015 (the “Effective Date”), is entered into by and among THIRD SECURITY SENIOR STAFF 2008 LLC, as administrative agent (the “Agent”), and a lender, the other lenders party hereto (collectively, the “Lenders”), and TRANSGENOMIC, INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Loan and Security Agreement (Term Loan and Revolving Loan), dated as of March 13, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), whereby the Lenders have extended to the Borrower a loan facility pursuant to the Loan Agreement on the terms and subject to the conditions contained therein;

WHEREAS, Events of Default exist under Section 8.2(a) of the Loan Agreement as a result of the Borrower’s failure to: (i) timely provide Monthly Financial Statements for the months of January 2015 and February 2015 in accordance with Section 6.2(a) of the Loan Agreement and (ii) timely provide a Compliance Certificate for the months of January 2015 and February 2015 in accordance with Section 6.2(b) of the Loan Agreement (collectively, the “Specified Events of Default”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders, and the Agent and the Lenders have agreed to, subject to the terms and conditions set forth in this Amendment, (i) waive the Specified Events of Default, (ii) accept an optional prepayment of a portion of the outstanding principal amount of the Term Loan under Section 2.2(d) of the Loan Agreement in an aggregate principal amount of $148,465.60, without any premium or penalty (the “Optional Prepayment”) and (iii) amend certain provisions of the Loan Agreement, in each case, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

2. Limited Waiver. Subject to the terms, and the timely satisfaction of each of the conditions precedent in Section 4 of this Amendment, the Agent and the Lenders hereby waive the Specified Events of Default.

3. Amendments to the Loan Agreement. Effective as of the Effective Date, the Loan Agreement is amended as follows:

(a) Section 2.2(b) of the Loan Agreement is amended by amending and restating the first sentence thereof as follows:

“Commencing on April 1, 2015 and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3.”

(b) Section 2.2(c) of the Loan Agreement is amended by inserting the following text at the end of such subsection:

“In addition, within five (5) Business Days following each ICE COLD Trigger Event, Borrower shall prepay to each Lender in accordance with its respective Pro Rata Share an amount equal to 25% of the ICE COLD Excess Proceeds. Each such amount required to be applied pursuant to the foregoing sentence shall be applied (i) first, to repay the outstanding principal amount of the Term Loan and second, to repay the principal amount outstanding under the Revolving Line at such time (without a concurrent commitment reduction), in each case, without premium or penalty and (ii) to reduce the remaining scheduled amortization payments of the Term Loan in the inverse order of maturity.”

(c) Section 6.2(a) of the Loan Agreement is amended by deleting the existing text of such subsection in its entirety and inserting, in lieu thereof, the following:

“(a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month (or thirty-three (33) days after the last day of the month of June 2013 or sixty-one (61) days after the last day of the month of February 2015), a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month, certified by a Responsible Officer and in form acceptable to the Lenders (the “Monthly Financial Statements”);”

(d) Section 6.2(b) of the Loan Agreement is amended by deleting the existing text of such subsection in its entirety and inserting, in lieu thereof, the following:

“(b) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month (or thirty-three (33) days after the last day of the month of June 2013 or sixty-one (61) days after the last day of the month of February 2015) and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as the Lenders may reasonably request, together with a statement that at the end of such month there were no held checks;”

(e) Section 6.2 of the Loan Agreement is amended by inserting the following text as a new clause (i) at the end of such subsection:

“(i) ICE COLD Sales. Promptly upon the consummation of any ICE COLD Sale, written notice thereof and a description thereof in reasonable detail.”

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(f) Section 6.9(a) of the Loan Agreement is amended by deleting the existing text of such subsection in its entirety and inserting, in lieu thereof, the following:

“(a) Minimum Liquidity Ratio. Commencing with the monthly period ending on March 31, 2015, a ratio of (i) unrestricted and unencumbered cash and cash equivalents plus Eligible Accounts divided by (ii) all Funded Indebtedness (the “Minimum Liquidity Ratio”) of not less than 1.00:1.00 at the end of each month; provided, however, that the Minimum Liquidity Ratio covenant shall be suspended, and the Borrower shall not be obligated to comply with the Minimum Liquidity Ratio, from March 31, 2015 until the earliest to occur of: (A) the closing of the sale of the Borrower’s Genetic Assays and Platforms business (the “MIND Business”); (B) an ICE COLD Trigger Event; and (C) March 31, 2016.”

(g) Section 7.1 of the Loan Agreement is hereby amended by deleting the existing text of such subsection in its entirety and inserting, in lieu thereof, the following:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; or (f) subject to compliance with the prepayment obligation contained in Section 2.2(c), consisting of any ICE COLD Sales.”

(h) Section 14.1 of the Loan Agreement is amended by inserting the following new definition in the correct alphabetical order:

““ICE COLD Excess Proceeds” has the meaning set forth in the definition of ICE COLD Trigger Event.

“ICE COLD Sale” means any transaction or series of related transactions involving the execution and delivery by Borrower of any licensing agreements, sale agreements or other similar commercial transactions, arrangements or agreements with respect to the product line commonly known as ICE COLD PCR.

“ICE COLD Trigger Event” means receipt by Borrower of net cash proceeds in respect of all ICE COLD Sales, taken together, in excess of $10,000,000 in the aggregate (the amount of aggregate net cash proceeds in excess of $10,000,000 being referred to as the “ICE COLD Excess Proceeds”). For the avoidance of doubt, after the occurrence of the first ICE COLD Trigger Event, each subsequent ICE COLD Sale shall result in an ICE COLD Trigger Event.”

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(i) Section 14.1 of the Loan Agreement is amended by amending and restating the definition of “Amortization Date” as follows:

“Amortization Date” means the earlier of (i) April 1, 2016 and (ii) the first Payment Date following the occurrence of an ICE COLD Trigger Event.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) receipt by the Agent of a copy of this Amendment, duly executed and delivered by the Borrower and the Required Lenders;

(b) receipt by the Agent, for the account of each Lender, of the Optional Prepayment, resulting in the outstanding principal balance of the Term Loan being $4,000,000.00 as of the Effective Date;

(c) receipt by the Agent of any other documents or agreements reasonably requested by the Agent in connection with the transactions contemplated by this Amendment;

(d) the truth and accuracy of the representations and warranties contained in Section 6 of this Amendment; and

(e) receipt by the Lenders and the Agent of any fees and expenses due and payable on or before the Effective Date under the Loan Agreement or this Amendment, including, without limitation, the payment of fees and expenses of Hunton & Williams LLP, counsel to the Agent.

5. Reaffirmation. The Borrower hereby reaffirms each of the agreements, covenants and undertakings set forth in the Loan Agreement and each and every other Loan Document as of the Effective Date as if the Borrower was making said agreements, covenants and undertakings as of the Effective Date.

6. Representations, Warranties, Covenants and Acknowledgments. To induce the Agent and Lenders to enter into this Amendment, the Borrower hereby:

(a) represents and warrants that (i) as of the Effective Date, all of the representations and warranties made or deemed to be made under the Loan Documents are true and correct in all material respects (other than any representation or warranty that is qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects) on and as of the Effective Date to the same extent as though made on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (other than any representation or warranty that is qualified by materiality or Material Adverse Effect, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date; (ii) as of the Effective Date, after giving effect to the terms of this Amendment, there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents; (iii) the Borrower has the corporate power and is duly authorized to enter into, deliver and perform this Amendment; and (iv) this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

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(b) acknowledges and agrees that (i) this Amendment does not and shall not create (nor shall the Borrower or any of its Subsidiaries rely upon the existence of or claim or assert that there exists) any obligation of the Agent or any Lender to consider or agree to any further consent, waiver or amendment with respect to any Loan Document and, in the event that the Agent or any Lender subsequently agrees to consider any further consent, waiver or amendment with respect to any Loan Document, neither this Amendment nor any other conduct of the Agent or any Lender shall be of any force or effect on the Agent’s or such Lender’s consideration or decision with respect thereto, and neither the Agent nor any Lender shall have any further obligation whatsoever to consider or agree to any further consent, waiver or amendment with respect to any Loan Document; and (ii) except as expressly set forth in this Amendment, the Agent and each Lender reserves all of their respective rights pursuant to the Loan Agreement and all other Loan Documents;

(c) further acknowledges and agrees that the Agent’s and Lenders’ agreement to waive and amend the specific matters addressed in this Amendment, do not and shall not create (nor shall the Borrower or any of its Subsidiaries rely upon the existence of or claim or assert that there exists) any obligation of the Agent or any Lender to consider or agree to any further waivers, consents or amendments and, in the event that the Agent or any Lender subsequently agrees to consider any further waivers, consents or amendments, neither this Amendment nor any other conduct of the Agent or any Lender shall be of any force or effect on the Agent’s or any Lender’s consideration or decision with respect to any such requested consent;

(d) further acknowledges and agrees that no right of offset, defense, counterclaim, claim, cause of action or objection in favor of the Borrower against any Lender exists arising out of or with respect to (i) this Amendment, the Loan Agreement or any other Loan Document, or (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing; and

(e) further acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Loan Agreement and the other Loan Documents.

7. Effect of Non-Compliance. To the extent any representation or warranty made herein shall be untrue in any material respect, such occurrence shall be deemed an Event of Default pursuant to the terms of the Loan Agreement and the other Loan Documents.

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8. Release; Indemnitees.

(a) In further consideration of the execution of this Amendment by the Agent and each Lender, the Borrower, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of the Borrower and any debtor-in-possession with respect to the Borrower), assigns, subsidiaries and Affiliates, hereby forever releases the Agent, each Lender and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”) that the Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Loan Agreement or the other Loan Documents prior to the Effective Date, including, without limitation, with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not the Borrower shall satisfy all other provisions of this Amendment, the Loan Documents or the Loan Agreement, including payment in full of all Obligations.

(b) The Borrower hereby further agrees to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or any parent, Subsidiary or Affiliate of the Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Loan Agreement and the other Loan Documents.

9. Effect; Relationship of Parties. Except as expressly modified hereby, the Loan Agreement and each other Loan Document shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Agent and Lenders. The relationship of the Agent and Lenders, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Loan Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

10. Expenses. The Borrower shall pay the Agent all of its actual, documented and reasonable costs and expenses in connection with the preparation, negotiation, execution and enforcement of this Amendment in accordance with the Loan Agreement (including, without limitation, all actual, documented and reasonable fees, expenses and disbursements of counsel to the Agent).

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11. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. California law governs this Amendment, without regard to principles of conflicts of law. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof. Time is of the essence of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

BORROWER:

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name:	Paul Kinnon
Title:	President and CEO

AGENT:

THIRD SECURITY SENIOR STAFF 2008 LLC

As Agent for Lenders

By	/s/ Randal J. Kirk
Name:	Randal J. Kirk
Title:	Manager, Third Security, LLC, which is
the Manager of Third Security Senior
Staff 2008 LLC

LENDERS:

THIRD SECURITY SENIOR STAFF 2008 LLC

By	/s/ Randal J. Kirk
Randal J. Kirk
Manager, Third Security, LLC, which is the
Manager of Third Security Senior Staff 2008 LLC

THIRD SECURITY STAFF 2010 LLC

By	/s/ Randal J. Kirk
Randal J. Kirk
Manager, Third Security, LLC, which is the
Manager of Third Security Staff 2010 LLC

THIRD SECURITY INCENTIVE 2010 LLC

By	/s/ Randal J. Kirk
Randal J. Kirk
Manager, Third Security, LLC, which is the
Manager of Third Security Incentive 2010 LLC

[Signature Page to Sixth Amendment]